Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42605) of Asset Investors Corporation of our reports (a) dated February 6, 1998, with respect to the consolidated financial statements and schedule of Asset Investors Corporation and (b) dated February 6, 1998 with respect to the financial statements of Commercial Assets, Inc., both of which are included in this Annual Report (Form 10-K) for the year ended December 31, 1997.





                                                               Ernst & Young LLP


Phoenix, Arizona
March 30, 1998